UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Iconix Brand Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Fellow Stockholders:

You are cordially invited to attend the Special Meeting of Stockholders which will be held on                ,                 , 2018, at                  [A.M./P.M.] local time, at the offices of Iconix Brand Group, Inc., 1450 Broadway, Fourth Floor, New York, New York 10018.

Iconix is proud to be part of your portfolio and the Company thanks you for your support. The Notice of Special Meeting and Proxy Statement, which follow, describe the business to be conducted at the meeting.

At the Special Meeting, you will be asked to consider and vote upon the following proposals:

1.	To approve an amendment to our Certificate of Incorporation, as amended, to increase the number of authorized shares of our common stock, $.001 par value per share, from 150,000,000 to ;

2.	To authorize the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the Special Meeting in favor of Proposal 1; and

3.	Such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

We invite you to read our proxy statement for a deeper discussion of these and other items.

Your vote is very important. Whether or not you plan to attend the meeting in person, we appreciate a prompt submission of your vote. We hope to see you at the meeting. On behalf of the Company, thank you for your continued support.

Cordially,

John N. Haugh

Director, President and Chief Executive Officer

            , 2018

Notice of Special Meeting of Stockholders

To be held on                 ,                 , 2018

       [A.M./P.M.] Local Time

1450 Broadway, Fourth Floor, New York, New York 10018

To the Stockholders of ICONIX BRAND GROUP, INC.:

NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders of Iconix Brand Group, Inc. (the “Company”) will be held on                 ,                 , 2018, at          [A.M./P.M.] local time, at the Company’s offices at 1450 Broadway, Fourth Floor, New York, New York 10018, for the following purposes:

1.

To approve an amendment to our Certificate of Incorporation, as amended, to increase the number of authorized shares of our common stock, $.001 par value per share (the “common stock”), from 150,000,000 to                ;

2.	To authorize the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the Special Meeting in favor of Proposal 1; and

3.	Such other business as may properly come before the Meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on                 , 2018 are entitled to notice of and to vote at the Company’s Special Meeting of Stockholders or any adjournments or postponements thereof.

PLEASE NOTE THAT ATTENDANCE AT THE SPECIAL MEETING WILL BE LIMITED TO STOCKHOLDERS OF ICONIX BRAND GROUP, INC. AS OF THE RECORD DATE (OR THEIR AUTHORIZED REPRESENTATIVES) HOLDING EVIDENCE OF OWNERSHIP. IF YOUR SHARES ARE HELD BY A BANK OR BROKER, PLEASE BRING TO THE MEETING YOUR BANK OR BROKER STATEMENT EVIDENCING YOUR BENEFICIAL OWNERSHIP OF ICONIX BRAND GROUP, INC. COMMON STOCK TO GAIN ADMISSION TO THE MEETING.

You may vote your shares via a toll-free telephone number or over the Internet. If you received a proxy card by mail, you may vote by signing, dating and mailing the proxy card in the envelope provided. Whether or not you attend the meeting, it is important that your shares be represented and voted.

Dated:                 , 2018

By Order of the Board of Directors,

F. Peter Cuneo

Chairman

PROXY STATEMENT		2
ABOUT THIS PROXY STATEMENT AND THE SPECIAL MEETING		2
Proposal 1	AMENDMENT TO OUR CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK	6
Proposal 2	ADJOURNMENT OF SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES IN FAVOR OF THE AUTHORIZED SHARES AMENDMENT PROPOSAL	9
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT		10
STOCKHOLDER PROPOSALS FOR 2018 SPECIAL MEETING		12
PROXY PROPOSALS BROUGHT UNDER RULE 14A-8		12
WHERE YOU CAN FIND MORE INFORMATION		13
OTHER INFORMATION		13

ICONIX BRAND GROUP, INC. – Special Meeting Proxy Statement    1

PROXY STATEMENT

About this Proxy Statement and the Special Meeting

Why did I receive proxy materials? What is included in the proxy materials?

The Board of Directors (the “Board”) of Iconix Brand Group, Inc. (the “Company”, “Iconix”, “we”, “us” or “our”) is soliciting your proxy to vote at a Special Meeting of Stockholders (the “Special Meeting”) to be held on                 , 2018 at                  [A.M./P.M.] local time and at any adjournment or postponement thereof. You received proxy materials because you owned shares of our common stock, $.001 par value per share (the “common stock”), at the close of business on                 , 2018, the record date, and that entitles you to vote at the Special Meeting.

Proxy materials include the notice of special meeting of stockholders, the proxy statement and a proxy card or voting instruction form. The proxy statement describes the matters on which the Board would like you to vote, and provides information about the Company that we must disclose under Securities and Exchange Commission (“SEC”) regulations when we solicit your proxy.

Your proxy will authorize specified persons, each of whom also is referred to as a proxy, to vote on your behalf at the Special Meeting. By use of a proxy, you can vote whether or not you attend the Special Meeting in person. The written document by which you authorize a proxy to vote on your behalf is referred to as a proxy card.

We intend to mail these proxy materials on or about                 , 2018 to all stockholders of record entitled to vote at the Special Meeting.

How can I get electronic access to the proxy materials?

The proxy materials are available for viewing at www.cstproxy.com/iconixbrand/sm2018. On this website, you may vote your shares if you are a stockholder of record. If you hold your shares through a bank, broker or other custodian, please follow the instructions provided on your voting instruction form.

Rules adopted by the SEC allow companies to send stockholders a notice of Internet availability of proxy materials only, rather than mail them full sets of proxy materials. We chose to mail full packages of proxy materials to stockholders. However, in the future we may take advantage of this alternative “notice only” distribution option. If in the future, we choose to send only a notice, it would contain instructions on how stockholders can access our notice of meeting and proxy statement via the Internet. It also would contain instructions on how stockholders could request to receive their materials electronically or in printed form on a one-time or ongoing basis.

If you hold your shares through a bank, broker or other custodian, you also may have the opportunity to receive the proxy materials electronically. Please check the information contained in the documents provided to you by your bank, broker or other custodian.

How can I attend and participate in the Special Meeting?

If your shares are registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and the Notice of Special Meeting and other proxy materials were furnished directly to you by the Company. If you are a stockholder of record, there are four ways to vote:

●

In person. You may vote in person at the Special Meeting by requesting a ballot when you arrive. You must bring valid picture identification such as a driver’s license or passport and may be requested to provide proof of share ownership as of the Record Date.

●

Via the Internet. You may vote by proxy via the Internet by visiting www.cstproxy.com/iconixbrand/sm2018 and entering the control number found on the proxy card. After inputting the control number, you may direct your proxy how to vote on each proposal. You will have an opportunity to review your directions and make any necessary changes before submitting your directions.

●

By Telephone. You may vote by proxy by calling the toll free number and entering the control number located on the proxy card. After inputting the control number, you may direct your proxy how to vote on each proposal. You will have an opportunity to review your directions and make any necessary changes before submitting your directions.

●

By Mail. If you receive or request printed copies of the proxy materials by mail, you will receive a proxy card; and you may vote by proxy by filling out the enclosed proxy card and returning it in the envelope provided. Allow sufficient time for your proxy card to be timely received by 5:00 p.m., Eastern Time, the day before the Special Meeting.

If your shares are held by a broker or other custodian, the proxy materials were furnished to the broker or other custodian that holds your shares. If you are the beneficial owner of shares, there are four ways you can vote:

●

In person. If you are the beneficial owner of shares held by a broker or other custodian and you wish to vote your shares in person at the Special Meeting, you must obtain a “legal proxy” from the broker or other custodian that holds your shares. A legal

ICONIX BRAND GROUP, INC. – Special Meeting Proxy Statement    2

proxy is a written document that will authorize you to vote your shares held by a broker or other custodian at the Special Meeting. Please contact the broker or other custodian that holds your shares for instructions regarding obtaining a legal proxy.

You must bring a copy of the legal proxy to the Special Meeting and request a ballot when you arrive. You must also bring valid picture identification, such as a driver’s license or passport. In order for your votes to be counted, you must hand both the copy of the legal proxy and your completed ballot to a Company representative to be provided to the inspector of election.

●

Via the Internet. You may vote via the Internet by following the instructions provided on your voting instruction form and entering the control number found on the voting instruction form. The availability of Internet voting may depend on the voting process of the broker or other custodian that holds your shares.

●

By Telephone. If you request printed copies of the proxy materials by mail, you will receive a voting instruction form; and you may vote by proxy by calling the toll free number and entering the control number found on the voting instruction form. The availability of telephone voting may depend on the voting process of the organization that holds your shares.

●

By Mail. If you request printed copies of the proxy materials by mail, you will receive a voting instruction form; and you may vote by proxy by filling out the voting instruction form and returning it in the envelope provided. Please allow sufficient time for the proxy card to be timely received by 5:00 p.m., Eastern Time, the day before the Special Meeting.

Shares represented by valid proxies at the Special Meeting will be voted in accordance with the directions given. If the enclosed proxy card is signed and returned without any directions given, the shares will be voted “FOR” both of the proposals described in this Proxy Statement.

Who can vote at the Special Meeting?

Only stockholders of record at the close of business on                 , 2018 will be entitled to vote at the Special Meeting. On this record date, there were                  shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on                 , 2018 your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote at the meeting or vote by proxy. Whether or not you plan to participate in the Special Meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If on                 , 2018 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to participate in the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

At the Special Meeting, you are being asked to consider and vote upon the following proposals:

Proposal 1: To approve an amendment to our Certificate of Incorporation, as amended (the “Charter”), to increase the number of authorized shares of our common stock, from 150,000,000 to                  (the “Authorized Shares Amendment Proposal”);

Proposal 2: To authorize the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the Special Meeting in favor of the Authorized Shares Amendment Proposal (the “Adjournment Proposal”).

What if another matter is properly brought before the meeting?

The Company’s Restated and Amended Bylaws provide that only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting subject to certain limited exceptions, and the Board knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the proxy statement to vote on those matters in accordance with their best judgment.

How many votes must be present to hold the Special Meeting?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were                  shares outstanding and entitled to vote. Thus, the holders of                  shares must be present in person or represented by proxy at the meeting to achieve a quorum.

Your shares will be counted toward the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions will be counted, but broker non-votes will not be counted, toward the

ICONIX BRAND GROUP, INC. – Special Meeting Proxy Statement    3

quorum requirement. If there is no quorum, either the chairman of the meeting or the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How many votes are needed to approve each proposal? How do abstentions or broker non-votes affect the voting results?

The following table summarizes the vote threshold required for approval of each proposal and the effect on the outcome of the vote of abstentions and uninstructed shares held by brokers (referred to as broker non-votes):

Proposal	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
Authorized Shares Amendment Proposal	Majority of outstanding shares	Counted “against”	Same legal effect as a vote “against”
Adjournment Proposal	Majority of shares present and entitled to vote	Counted “against”	Broker non-votes will have no effect

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, votes “For” and “Against,” abstentions and, if applicable, broker non-votes.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. “Non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested) and executive compensation, as well as the advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation. Brokers and nominees holding shares in “street name” may vote your shares in the absence of your instructions for other items considered routine. We believe that the Authorized Shares Amendment Proposal and the Adjournment Proposal will be considered “non-routine” matters, and that accordingly brokers or nominees will not be able to vote shares in the absence of instructions. For purposes of the Adjournment Proposal, a broker non-vote is not considered to be a “vote cast” at the meeting and will have no effect on that proposal. A broker non-vote will have the same effect as a vote against the Authorized Shares Amendment Proposal because approval of that proposal requires the affirmative vote of a majority of the outstanding shares entitled to vote, and therefore any shares that are entitled to vote but that are not voted in favor have the same effect as a vote against the Authorized Shares Amendment Proposal. While we believe that the Authorized Shares Amendment Proposal is a “non-routine” matter, the Company is aware of situations where proposals similar to the Authorized Shares Amendment Proposal have been classified as “routine” proposals. If the Authorized Shares Amendment Proposal is classified as a “routine” proposal, brokers may vote on the Authorized Shares Amendment Proposal in their discretion if they do not receive voting instructions from the beneficial owner, and the failure to give your broker voting instructions would not prevent your shares from being voted in favor of the Authorized Shares Amendment Proposal. Stockholders who do not wish their shares to be voted in favor, or who wish to abstain with respect to, the Authorized Shares Amendment Proposal should instruct their broker to vote against or abstain with respect to, as the case may be, the Authorized Shares Amendment Proposal and should not rely on the Company’s belief that the Authorized Shares Amendment Proposal will be classified a “non-routine” matter as a guarantee that shares for which no voting instructions are given will have the same effect as a vote against the Authorized Shares Amendment Proposal.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of                 , 2018.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or at the Special Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

See “What are broker non-votes?” above.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, “FOR” the approval of the amendment to our Charter to increase the number of authorized shares of our common stock from 150,000,000 to                 ; and “FOR” authorization of the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

ICONIX BRAND GROUP, INC. – Special Meeting Proxy Statement    4

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Special Meeting.

Stockholder of Record: Shares Registered in Your Name

If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

●	you may submit another properly completed proxy card with a later date;

●	you may grant a subsequent proxy by telephone or through the internet;

●	you may send a timely written notice that you are revoking your proxy to our Secretary at 1450 Broadway New York, New York 10018; or

●	you may attend the Special Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If your shares are held by your broker, bank or other agent as a nominee, you should follow the instructions provided by your broker, bank or other agent.

How will voting results be announced?

Voting results will be tabulated and certified by the inspector of elections appointed for the meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a Current Report on Form 8-K within four business days of the meeting.

Who is paying for this proxy solicitation and what method of solicitation will be used?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors, officers, employees and agents may also solicit proxies from our stockholders by personal interview, telephone, telegram, electronic or other means. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the reasonable cost of forwarding proxy materials to beneficial owners.

Who can help answer my questions?

If you have questions about the Special Meeting or would like additional copies of this proxy statement, you should contact our Secretary, at 1450 Broadway New York, New York 10018.

ICONIX BRAND GROUP, INC. – Special Meeting Proxy Statement    5

Proposal 1	AMENDMENT TO OUR CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Our Charter currently authorizes us to issue a total of 150,000,000 shares of common stock, $0.001 par value, and 5,000,000 shares of preferred stock, $0.01 par value. Our Board has approved, and is seeking stockholder approval of, an amendment to our Charter (the “Authorized Shares Amendment”) to implement an increase in the number of shares of authorized common stock from 150,000,000 shares to                 .

The Board has unanimously determined that the Authorized Shares Amendment is advisable and in the best interests of the Company and our stockholders, and recommends that our stockholders approve the Authorized Shares Amendment. In accordance with the General Corporation Law of the State of Delaware, we are hereby seeking approval of the Authorized Shares Amendment by our stockholders.

No other changes to our Charter are being proposed, including with respect to the number of authorized shares of preferred stock. The Authorized Shares Amendment is not intended to modify the rights of existing stockholders in any material respect. The additional shares of common stock to be authorized pursuant to the proposed Authorized Shares Amendment will be identical to the shares of common stock currently authorized and outstanding under our Charter, none of which have preemptive or similar rights to acquire the newly authorized shares.

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to the proposed Authorized Shares Amendment to increase the number of authorized shares of common stock, and we will not independently provide stockholders with any such rights.

Reasons for the Authorized Shares Amendment

The Board is proposing the Authorized Shares Amendment to increase the number of authorized shares of our common stock from 150,000,000 shares to                  shares. Of the 150,000,000 shares of common stock that are currently authorized to be issued under the Charter, as of                 , 2018,                  shares are issued and outstanding,                  are reserved for issuance under our equity plans (including our inducement plan) and employee stock purchase plan, and                  are reserved for issuance upon conversion of our 2023 Convertible Notes (hereafter defined). In addition, to the extent that any shares currently reserved for issuance are released from such reserve, we have agreed in the indenture governing our 2023 Convertible Notes to promptly reserve such shares for issuance upon conversion of the 2023 Convertible Notes. Therefore, we currently have no authorized shares of common stock available for future issuance. In fact, more shares are potentially issuable upon conversion of our 2023 Convertible Notes than we currently have authorized. Other than issuances pursuant to equity incentive plans and the 2023 Convertible Notes, as of the date of this proxy statement, we have no current plans, arrangements or understandings regarding the issuance of any additional shares of common stock that would be authorized pursuant to this proposal, and there are no negotiations pending with respect to the issuance thereof for any purpose. The Board does not intend to issue any common stock except on terms which the Board deems to be in the best interests of the Company and its then existing stockholders.

In February 2018, we entered into exchange agreements with certain holders of our outstanding 1.50% Convertible Senior Subordinated Notes due March 15, 2018 (the “2018 Convertible Notes”). Holders of, in the aggregate, $125.0 million of outstanding principal amount of the 2018 Convertible Notes agreed to exchange those notes for, in the aggregate, (i) $125.0 million of 5.75% Convertible Senior Secured Second Lien Notes due 2023 (the “2023 Convertible Notes”) and (ii) payments, in cash, of all accrued but unpaid interest as of the closing on the 2018 Convertible Notes exchanged in the transaction (the “Exchange”). As noted above, we currently do not have a sufficient number of shares of authorized and unissued common stock to reserve for issuance the number of shares required to be reserved under the indenture governing the 2023 Convertible Notes. Accordingly, we are required thereby to use our commercially reasonable efforts to (i) seek stockholder approval of (a) an amendment to our Charter to increase the number of authorized shares available for issuance thereunder and/or (b) a reverse stock split, the effect of which would be for the authorized number of shares to be sufficient to enable us to satisfy the conversion of all 2023 Convertible Notes in shares, and (ii) if and when such approval is obtained, to reserve from such number the authorized shares that may be issued upon conversion of the 2023 Convertible Notes. We are seeking approval for the Authorized Shares Amendment at this time, among other reasons, to comply with our obligations under the indenture for the 2023 Convertible Notes to reserve an amount of shares of common stock to settle conversions and satisfy make-whole premium obligations thereunder. We are not seeking approval for a reverse stock split at this time. Under the indenture governing the 2023 Convertible Notes, we are required to reserve for issuance approximately                  additional shares of common stock beyond those currently authorized.

As an illustrative example, disregarding any limitations on conversions of the 2023 Convertible Notes, including an ownership limitation applicable to any one holder and its affiliates and trading volume limitations based on the average daily trading volume of our shares of common stock, if all 2023 Convertible Notes were converted into shares of our common stock on the Record Date, we would be required to issue                  shares of common stock in order to satisfy our conversion obligations under the 2023 Convertible Notes.

ICONIX BRAND GROUP, INC. – Special Meeting Proxy Statement    6

Under the terms of the 2023 Convertible Notes, holders of 2023 Convertible Notes are able to convert their notes at any time subject to certain limitations contained in the indenture governing the 2023 Convertible Notes, including that prior to April 15, 2019, holders may only convert their 2023 Convertible Notes to the point at which the Company has settled conversions in the aggregate using all of its available authorized shares of common stock, other than those shares previously reserved for issuance. Pursuant to our Charter, the aggregate amount of authorized shares we are permitted to issue is 150,000,000 shares of common stock. Because as of                 ,                  shares of common stock are currently issued and outstanding and                  shares of common stock have been reserved for issuance under existing stock option compensation plans (including 20,000 stock options, 2,701,675 outstanding full-value stock awards, 3,979,065 available shares under all active equity plans and 20,000 warrants issued to a former consultant and employee), we only have                  authorized shares of common stock available for settlement of the 2023 Convertible Notes, which may not be sufficient to allow the Company to settle the entirety of the 2023 Convertible Notes in shares of common stock. After April 15, 2019, holders may convert their 2023 Convertible Notes even if the Company has insufficient shares of common stock available for settling the 2023 Convertible Notes in shares, in which case the Company would have to settle such conversions in cash (subject to the prohibition against settling conversions in cash contained in the Credit Agreement, as described below).

As of the date of this proxy statement, an aggregate principal amount of $                 of 2023 Convertible Notes have been converted into                  shares of common stock.

In addition to the increase in our authorized shares of common stock necessitated by the Exchange, the Board believes that the proposed increase in the number of authorized shares of common stock will also benefit the Company by improving our flexibility in considering opportunities that require the issuance of shares of common stock. The additional authorized shares will be available for issuance from time to time to enable us to respond to future business opportunities requiring the issuance of shares, including the consummation of equity-based financings involving common stock or securities convertible into or exercisable for common stock (“equity-linked securities”) including refinancings of current or future indebtedness involving the issuance of common stock or equity-linked securities, acquisition or strategic joint venture transactions involving the issuance of common stock or equity-linked securities, grants of common stock and equity-linked securities to the Company’s current and future employees and consultants, or for other general purposes that the Board may deem advisable from time to time. Without an increase in the number of authorized shares of common stock over and above the amount required under the indenture governing the 2023 Convertible Notes, the Company may be constrained in its ability to raise capital in a timely fashion or at all and may lose important business opportunities, which could adversely affect our financial performance and growth.

In determining the size of the proposed authorized share increase, the Board considered a number of factors, including the factors set forth above, the Company’s historical issuances of shares and the Company’s potential future needs, including that over a number of years the Company may potentially need additional shares in connection with one or more future equity transactions, acquisitions or other strategic transactions and future issuances under equity compensation plans. If the stockholders do not approve this proposal, then the Company will not have needed additional shares available or would be required to seek stockholder approval in connection with any such transaction, which may delay or otherwise have a material adverse effect on such transaction or the Company.

Potential Effects of Not Approving the Authorized Shares Amendment

Under the terms of the Credit Agreement, dated August 2, 2017, among IBG Borrower LLC, the Company’s wholly-owned subsidiary, Cortland Capital Market Services LLC, as administrative agent and collateral agent, and the lenders party thereto, including Deutsche Bank AG, New York Branch (as amended, supplemented and/or modified from time to time, the “Credit Agreement”), the Company is prohibited, among other things, from satisfying conversion obligations under the 2023 Convertible Notes in cash. Accordingly, if stockholders do not approve the increase in authorized shares as provided in this proposal, the Company will be required to obtain a waiver under the Credit Agreement to enable the Company to make cash payments in satisfaction of conversion obligations under the 2023 Convertible Notes occurring on or after April 15, 2019. Any such waiver is likely to require the payment by the Company of a fee to the lenders under the Credit Agreement that may negatively affect our liquidity. There can be no assurance that we would be able to obtain any such necessary waivers on commercially reasonable terms or at all. In the event such a waiver is not obtained, we will be unable to satisfy our obligations to noteholders upon conversion of the 2023 Convertible Notes. Even if the Company is able to obtain any necessary waivers from its lenders, if the Company (i) is not able to issue shares of common stock in an amount sufficient to satisfy any conversion obligation after April 15, 2019 and, (ii) depending on the amount of cash that may be required to satisfy such conversion obligations, does not have sufficient cash on hand or is unable to raise the cash necessary to make such cash payments to satisfy such conversion obligations, the Company would be in default of such conversion obligations under the 2023 Notes. Our inability to satisfy any such conversion obligations under the 2023 Convertible Notes could also trigger cross-defaults under our other outstanding indebtedness, including our senior secured credit facility and notes outstanding under our securitization facility. Any such defaults under the 2023 Convertible Notes and/or cross-defaults under our other outstanding indebtedness could have a material adverse effect on the Company and its financial condition and results of operation, including a bankruptcy or other insolvency event.

In addition, if the Company’s stockholders do not approve the increase in authorized shares of common stock, then the Company will not be able to increase the total number of authorized shares of common stock from 150,000,000 to                 , and therefore, the Company could be limited in its ability to use shares of common stock for financing, issuing stock options or other general corporate purposes.

If the Company’s stockholders do not approve an increase of the total number of authorized shares of common stock to a number sufficient to allow for the conversion of the 2023 Notes, the Company has agreed to submit a proposal to increase the total number of authorized shares of common stock at least two more times prior to April 15, 2019.

Potential Effects of Approving the Authorized Shares Amendment

The proposed increase in the number of authorized shares of common stock will not have any immediate effect on the rights of our existing stockholders. However, the Board will have the authority to issue the additional shares of common stock without requiring future

ICONIX BRAND GROUP, INC. – Special Meeting Proxy Statement    7

stockholder approval of such issuances, except as may be required by applicable law or rules of any stock exchange on which our securities may be listed, including The Nasdaq Global Market. The issuance of additional shares of common stock may decrease the relative percentage of equity ownership of our existing stockholders, thereby diluting the voting power of their common stock. The perception that there might be additional dilution to our existing stockholders may put pressure on our stock price.

While the issuance of additional shares of common stock may be deemed to have potential anti-takeover effects, including by delaying or preventing a change in control of the Company through subsequent issuances of these shares and the other reasons set forth above, which, among other things, could include issuances in one or more transactions that would make a change in control of the Company more difficult, and therefore, less likely, this proposal to increase the authorized common stock is not prompted by any specific effort of which we are aware to accumulate shares of our common stock or obtain control of the Company. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of common stock as compared to the then-existing market price. Although the issuance of additional shares of common stock could, under certain circumstances, have an anti-takeover effect, this proposal to adopt the amendment is not in response to any effort to which the Company is aware to accumulate common stock or obtain control of the Company. Nor is it part of a plan by management to recommend a series of similar amendments to the Board and stockholders.

The additional authorized shares of common stock, if and when issued, would be part of the existing class of common stock and would have the same rights and privileges as the shares of common stock currently outstanding. Stockholders do not have preemptive rights with respect to our common stock. Therefore, should the Board determine to issue additional shares of common stock, existing stockholders would not have any preferential rights to purchase such shares in order to maintain their proportionate ownership thereof.

We can provide no assurance that we will be successful in amending our Charter to increase the number of shares of common stock that are available for issuance, or that the Authorized Shares Amendment will not have an adverse effect on our stock price.

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposed amendment, except to the extent of their ownership in shares of our common stock and securities convertible or exercisable for common stock.

Effectiveness of the Authorized Shares Amendment

If the Authorized Shares Amendment is approved by our stockholders, it will become effective upon the acceptance by the Secretary of State of the State of Delaware of the filing of the Authorized Shares Amendment. Such filing is expected to occur promptly after stockholder approval of this proposal. If this proposal is not approved, our Charter would remain unchanged and the number of authorized shares of common stock would remain 150,000,000. Other than as described herein, this proposed Authorized Shares Amendment effects no other changes to our Charter.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THIS PROPOSAL TO ALLOW FOR AN AMENDMENT TO OUR CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

ICONIX BRAND GROUP, INC. – Special Meeting Proxy Statement    8

Proposal 2	ADJOURNMENT OF SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES IN FAVOR OF THE AUTHORIZED SHARES AMENDMENT PROPOSAL

If we fail to receive a sufficient number of votes to approve the Authorized Shares Amendment Proposal, we may propose to adjourn the Special Meeting for a period of not more than 30 business days, for the purpose of soliciting additional proxies to approve this proposal. We currently do not intend to propose adjournment of the Special Meeting if there are sufficient votes to approve this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 2 TO ADJOURN THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF THE AUTHORIZED SHARES AMENDMENT PROPOSAL.

ICONIX BRAND GROUP, INC. – Special Meeting Proxy Statement    9

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding beneficial ownership of our common stock as of                 , 2018 by each of our directors and our named executive officers, all of our executive officers and directors, as a group, and each person known by us to beneficially hold more than five percent of our common stock, based on information obtained from such persons.

Unless indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all securities beneficially owned, subject to community property laws where applicable. The shares “beneficially owned” by a person are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the SEC and, accordingly, shares of our common stock underlying options, warrants, restricted stock units and other convertible securities that are exercisable or convertible within 60 days of                 , 2018 and shares of our common stock underlying restricted stock awards that vest within 60 days of                 , 2018 are deemed to be beneficially owned by the person holding such securities and to be outstanding for purposes of determining such holder’s percentage ownership. The same securities may be beneficially owned by more than one person. Percentage ownership is based on                  shares of our common stock outstanding as of                 , 2018. The address for each beneficial owner, unless otherwise noted, is c/o Iconix Brand Group, Inc. at 1450 Broadway, New York, New York 10018.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Company’s Outstanding Common Stock Beneficially Owned
John N. Haugh	368,868	*
David K. Jones	80,745	*
Jason Schaefer	60,974	*
F. Peter Cuneo	322,935	(1) *
Drew Cohen	61,737	*
Mark Friedman	65,981	*
Sue Gove	30,052	*
James A. Marcum	74,057	*
Sanjay Khosla	15,481	*
Kristen M. O’Hara	15,481	*
Kenneth W. Slutsky	14,127	*
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	3,422,732	(2)%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	3,735,581	(3)%
Sports Direct International plc Unit A Brook Park East Shirebrook, England NG20 8RY	5,651,532	(4)%
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, TX 78746	4,224,437	(5)%
Oppenheimer Funds, Inc. 225 Liberty Street New York, NY 10281	6,000,855	(6)%
Monecor (London) Limited (trading as ETX Capital) One Broadgate London EC2M 2QS United Kingdom	5,001,575	(7)%
Radcliffe Capital Management, L.P. 50 Monument Road, Suite 300 Bala Cynwyd, PA 19004	5,962,598	(8)%
All directors and executive officers as a group (11 persons)	1,150,926	%

*	Less than 1%

ICONIX BRAND GROUP, INC. – Special Meeting Proxy Statement    10

(1)	Includes 200,838 shares Mr. Cuneo has pledged as collateral for a line of credit.

(2)

Based on a Schedule 13G/A filed on January 25, 2018, BlackRock, Inc. is deemed to have beneficial ownership of these shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such shares. The BlackRock, Inc., subsidiaries which acquired these shares are BlackRock (Netherlands) B.V.; BlackRock Advisors, LLC; BlackRock Asset Management Canada Limited; BlackRock Asset Management Ireland Limited; BlackRock Asset Management Schweiz AG; BlackRock Financial Management, Inc.; BlackRock Fund Advisors; BlackRock Institutional Trust Company, N.A.; BlackRock Investment Management (Australia) Limited; BlackRock Investment Management (UK) Ltd. and BlackRock Investment Management, LLC. BlackRock, Inc. has sole voting and dispositive power in respect of these shares.

(3)

Based on a Schedule 13G/A filed on February 9, 2018, The Vanguard Group, Inc. (the “Vanguard Group”) is deemed to have beneficial ownership of these shares, of which (i) 52,264 shares are owned beneficially by Vanguard Fiduciary Trust Company, a wholly owned subsidiary of the Vanguard Group, as a result of its serving as investment manager of collective trust accounts and (ii) 8,871 shares are owned beneficially by Vanguard Investments Australia, Ltd., a wholly owned subsidiary of The Vanguard Group, Inc., as a result of its serving as an investment manager of Australian investment offerings.

(4)

Based on a Schedule 13D/A filed on November 3, 2017, Sports Direct International pcl (“Sports Direct”) is deemed to have an indirect economic interest in these shares. Such interest is held through contracts for differences or “CFDs” with Monecor (London) Limited, trading as ETX Capital. Pursuant to the CFDs, Sports Direct does not have the power to vote or direct the vote, or power to dispose or direct the disposition of any of the shares, and therefore the beneficial ownership is disclaimed pursuant to Rules 13d-4 and 16a-1(a)(4) under the Securities and Exchange Act of 1934, as amended, for Section 13(d) and Section 16(a) purposes.

(5)

Based on a Schedule 13G/A filed on February 9, 2018, Dimensional Fund Advisors LP is deemed to have beneficial ownership of these shares. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(6)

Based on a Schedule 13G/A jointly filed on February 6, 2018, Oppenheimer Funds, Inc. (“Oppenheimer Funds”) and Oppenheimer Global Opportunities Fund (“Oppenheimer Global Opportunities”) are deemed to have beneficial ownership of these shares. Oppenheimer Funds is an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) and Oppenheimer Global Opportunities is an investment company registered under Section 8 of the Investment Company Act of 1940. Oppenheimer Funds and Oppenheimer Global Opportunities have shared voting power over the securities and disclaim beneficial ownership of such securities.

(7)	Based on a Schedule 13G filed on February 14, 2018, Monecor (London) Limited is deemed to have beneficial ownership of these shares.

(8)

Based on Schedule 13G filed, on March 5, 2018, (i) 5,961,598 shares are deemed beneficially owned by Radcliffe Capital Management, L.P., RGC Management Company, LLC, and Steven B. Katznelson, (ii) 5,962,598 shares are deemed beneficially owned by Christopher Hinkel, and (iii) 5,464,054 shares deemed beneficially owned by Radcliffe Ultra Short Duration Master Fund, L.P. and Radcliffe Capital Investors, LLC (all reporting persons on this Schedule 13G, the “Radcliffe Holders”). The Radcliffe Holders disclaim beneficial ownership of such securities. Each of the Radcliffe Holders has shared voting power over the securities that it is deemed to beneficially own, other than 1,000 shares that Christopher Hinkel is deemed to beneficially own.

ICONIX BRAND GROUP, INC. – Special Meeting Proxy Statement    11

STOCKHOLDER PROPOSALS FOR 2018 SPECIAL MEETING

Proxy Proposals Brought Under Rule 14a-8

Stockholders who wish to present proposals appropriate for consideration at our annual meeting of stockholders to be held in the year 2018 must submit the proposal in proper form consistent with our bylaws to us at our address set forth on the first page of this Proxy Statement and in accordance with applicable regulations under Rule 14a-8 of the Exchange Act not later than June 4, 2018 in order for the proposition to be considered for inclusion in our Proxy Statement and form of proxy relating to such annual meeting. Any such proposals, should contain the name and record address of the stockholder, the class and number of shares of our common stock beneficially owned as of the record date established for the meeting, a description of, and reasons for, the proposal and all information that would be required to be included in the Proxy Statement file with the SEC if such stockholder was a participant in the solicitation subject to Section 14 of the Securities Exchange Act of 1934, as amended. The proposal and as well as any questions related thereto, should be directed to the Company’s Secretary.

ICONIX BRAND GROUP, INC. – Special Meeting Proxy Statement    12

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows the Company to “incorporate by reference” information into this Proxy Statement, which means that the Company can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference into this Proxy Statement is considered part of this Proxy Statement. This Proxy Statement incorporates by reference the following filings with the SEC:

•	the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC on March 14, 2018;

•	any of the Company’s future Annual Reports on Form 10-K filed with the SEC after the date hereof and prior to the approval of the Authorized Shares Amendment Proposal;

•

the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, as filed with the SEC on May 10, 2017, August 14, 2017 and December 22, 2017, respectively;

•	any of the Company’s future Quarterly Reports on Form 10-Q filed with the SEC after the date hereof and prior to the approval of the Authorized Shares Amendment Proposal; and

•

the Company’s Current Reports on Form 8-K, as filed with the SEC on May 16, 2017, May 24, 2017, July 7, 2017, July 21, 2017, August 8, 2017, August 24, 2017, October 30, 2017, November 1, 2017, November 16, 2017, November 27, 2017, December 6, 2017, December 19, 2017, January 24, 2018, February 12, 2018, February 16, 2018 and February 23, 2018.

These documents contain important information about the Company that is not expressly included in this Proxy Statement. Stockholders may obtain a free copy of this Proxy Statement as well as the filings incorporated by reference herein, without charge, at the SEC’s website (www.sec.gov). Copies of this Proxy Statement as well as the filings incorporated by reference herein may also be obtained, without charge, by directing a request to the Company at Iconix Brand Group, Inc., 1450 Broadway, Fourth Floor, New York, New York 10018, or calling the Company at (212) 730-0030.

OTHER INFORMATION

Proxies for the Special Meeting will be solicited by mail and through brokerage institutions and all expenses involved, including printing and postage, will be paid by us. We have engaged Morrow Sodali, referred to as Morrow, to assist in the administration, distribution and solicitation of proxies for the Special Meeting and we expect that their fees will not exceed $10,000. Morrow’s address is 470 West Avenue, Stamford, CT 06902. Stockholders can reach Morrow at (800) 662-5200. Banks and brokerage firms can reach Morrow at (203) 658-9400. Further solicitation of proxies from some stockholders may be made by our directors, officers and regular employees personally, by telephone, telegraph or special letter.

In addition, we may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers whose shares of common stock are registered in nominee name. We will reimburse such persons for their reasonable out-of-pocket costs.

The Company combines mailings for multiple accounts going to a single household by delivering to that address, in a single envelope, a copy of the documents (annual reports, prospectuses, proxy statements, etc.) or other communications for all accounts who have consented or are deemed to have consented to receiving such communications in such manner in accordance with the rules promulgated by the SEC. If you do not want the Company to continue consolidating your Company mailings and would prefer to receive separate mailings of Company communications, please contact the Company’s transfer agent, Continental Stock Transfer & Trust Company, at (212) 509-4000 or by mail to Iconix Brand Group, Inc., c/o Continental Stock Transfer & Trust Company, 1 State Street 30th Floor, New York, NY 10004-1561.

The Board of Directors is aware of no other matters, except for those incident to the conduct of the Special Meeting, that are to be presented to stockholders for formal action at the Special Meeting. If, however, any other matters properly come before the Special Meeting or any adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

By order of the Board of Directors,

John N. Haugh

Director, President and Chief Executive Officer

, 2018

ICONIX BRAND GROUP, INC. – Special Meeting Proxy Statement    13

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone – QUICK EASY

IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

ICONIX BRAND GROUP, INC.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on XXXXXX, 2018.

INTERNET/MOBILE —
www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

PHONE — 1 (866) 894-0536
Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.
PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.	MAIL — Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

FOLD HERE ● DO NOT SEPARATE ● INSERT IN ENVELOPE PROVIDED

							Please mark your votes like this	☒
PROXY
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

1.	Approval of an amendment to the Company’s Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock, $.001 par value, from 150,000,000 to	FOR ☐	AGAINST ☐	ABSTAIN ☐	2.	Adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the Special Meeting in favor of Proposal 1.	FOR ☐	AGAINST ☐	ABSTAIN ☐

CONTROL NUMBER

Signature                                                     Signature, if held jointly                                                     Date                , 2018.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Stockholders

The Proxy Statement is available at:

www.cstproxy.com/iconixbrand/sm2018

FOLD HERE ● DO NOT SEPARATE ● INSERT IN ENVELOPE PROVIDED

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ICONIX BRAND GROUP, INC.

The undersigned appoints Jason Schaefer and Kyle Harmon, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Iconix Brand Group, Inc. held of record by the undersigned at the close of business on                    , 2018 at the Special Meeting of Stockholders of Iconix Brand Group, Inc. to be held on                    , 2018, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1 AND PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued, and to be marked, dated and signed, on the other side)